UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2014

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 4, 2014, the Company entered into a transaction whereby Community Health Solutions of America, Inc. will assign its contract with the Louisiana Department of Health and Hospitals under the Bayou Health Shared Savings Program to Centene’s wholly owned subsidiary, Louisiana Healthcare Connections, Inc. ("LHCC"), subject to regulatory approval.

The purchase price will be between approximately $110 million and $140 million and is contingent upon regulatory approval. Initial consideration of $70 million consists of a cash payment of $14 million made at signing, and $56 million to be paid in Company common stock, $0.001 par value per share, at closing, which is expected to be on June 30, 2014, with the exact number of shares to be based on the market price of our common stock shortly prior to closing. The remaining purchase price will be paid in cash in multiple steps and will be finalized based on membership retained by LHCC in Q1 2015.

Based in part upon the representations of the sellers, the shares are expected to be issued in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

ITEM 8.01 OTHER EVENTS

The information contained in Item 3.02 of this Form 8-K is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	June 5, 2014	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer